UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		May 31, 2016
JAREX SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-202234	30-0845224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Puces iela 47 dz. 40, Riga Latvia		LV-1082
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		371-2810-2618
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items
On May 31, 2016, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary ME Renewable Power Corporation., a Nevada corporation, to effect a name change from Jarex Solutions Corp. to ME Renewable Power Corporation.  Our company will remain the surviving company.  ME Renewable Power Corporation was formed solely for the change of name.
Articles of Merger to effect the merger and change of name are currently being filed with the Nevada Secretary of State with an effective date of June 14, 2016.
The amendment is currently being reviewed by the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAREX SOLUTIONS CORP.
/s/ Ka Sing Edmund Yeung
Ka Sing Edmund Yeung
President and Director

Date	June 3, 2016